UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Marshall Edwards, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Marshall Edwards, Inc.
140 Wicks Road
North Ryde, New South Wales 2113
Australia

October 24, 2008

Dear Marshall Edwards Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of the Stockholders of Marshall Edwards, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Tuesday, December 9, 2008, commencing at 12:00 p.m. (local time) at the offices of Morgan, Lewis & Bockius LLP, located at One Market, Spear Street Tower, San Francisco, California 94105. We look forward to meeting with as many of our stockholders as possible.

At the meeting, we will (i) elect two directors, (ii) act upon a proposal to approve the adoption of the Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan, (iii) act upon a proposal to ratify the appointment of our independent auditor for the fiscal year ending June 30, 2009 and (iv) consider and act on such matters as may properly come before the meeting and any adjournment thereof.

There will also be a report on our business, and you will have an opportunity to ask questions about the Company.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend in person, you are invited to complete, sign, date and return the enclosed proxy in the envelope provided.

The Company’s Annual Report for the fiscal year ended June 30, 2008 is being mailed to you together with the enclosed proxy materials.

Yours sincerely,

Christopher Naughton
President and Chief Executive
Officer

Marshall Edwards, Inc.
140 Wicks Road
North Ryde, New South Wales 2113
Australia

Notice of Annual Meeting of Stockholders
To Be Held on Tuesday, December 9, 2008

October 24, 2008

To the Stockholders of Marshall Edwards, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Marshall Edwards, Inc., a Delaware corporation, has been called and will be held on Tuesday, December 9, 2008, at 12:00 p.m. (local time) at the offices of Morgan, Lewis & Bockius LLP, located at One Market, Spear Street Tower, San Francisco, California 94105, for the following purposes:

1. to elect two members to the Board of Directors;

2. to approve the adoption of the Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan;

3. to ratify the appointment of our independent auditor for the fiscal year ending June 30, 2009; and

4. to consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

Only stockholders of record at the close of business on October 23, 2008, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

ORDER OF THE BOARD OF DIRECTORS

David R. Seaton
Chief Financial Officer and Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. YOU MAY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE (NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES).

i

MARSHALL EDWARDS, INC.
140 Wicks Road
North Ryde, New South Wales 2113
Australia

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Marshall Edwards, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Tuesday, December 9, 2008, and at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting. The Company’s Annual Report for the fiscal year ended June 30, 2008 accompanies this Proxy Statement. This Proxy Statement and the accompanying materials are expected to be first sent or given to stockholders of the Company on or about October 24, 2008.

The close of business on October 23, 2008 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of shares of the Company’s common stock, $0.00000002 par value per share (the “Common Stock”) as of the Record Date are entitled to notice of and to vote at the Annual Meeting.

Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On the Record Date, there were 73,463,233 shares of Common Stock outstanding and entitled to vote.

Execution of a proxy by a stockholder will not affect such stockholder’s right to attend the Annual Meeting and to vote in person. Any stockholder who executes a proxy has a right to revoke it at any time before it is voted by advising David R. Seaton, Secretary of the Company, in writing of such revocation, by executing a later-dated proxy which is presented to the Company at or prior to the Annual Meeting or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Please note, however, that if your shares are held of record by a bank, broker or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

The presence, in person or by proxy, of the holders of one-third of the shares of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum. Assuming a quorum is met, each nominee for director who receives a plurality of the votes cast by holders of the shares of Common Stock as of the Record Date voting in person or by proxy at the Annual Meeting will be elected as a director. The proposal to adopt the Marshall Edwards, Inc. 2008 Stock Omnibus 2008 Equity Compensation Plan (the “Plan”) will require approval by the majority of the votes cast by the holders of the shares of Common Stock as of the Record Date voting in person or by proxy at the Annual Meeting. The proposal to ratify the appointment of BDO Kendalls Audit & Assurance (NSW-VIC) Pty Ltd (“BDO”) as the Company’s independent auditor for the fiscal year ended June 30, 2009 will require approval by the majority of the votes cast by the holders of the shares of Common Stock as of the Record Date voting in person or by proxy at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors. You may vote either for or against or abstain from voting on the proposal to adopt the Plan. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the proposal to adopt the Plan. You may vote either for or against or abstain from voting on the proposal to ratify the selection of BDO as the Company’s independent auditor. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the ratification of BDO as the Company’s independent auditor.

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING IN 2011 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED, (II) FOR THE PROPOSAL TO ADOPT THE PLAN AND (III) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO AS THE COMPANY’S INDEPENDENT AUDITOR. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL 1

ELECTION OF DIRECTORS

Below are the two nominees for election to the Board of Directors. Mr. Christopher Naughton and Mr. William D. Rueckert are nominated for terms expiring at the Company’s 2011 annual meeting of stockholders and until their respective successors have been duly elected and qualified. The Company’s restated certificate of incorporation and amended and restated bylaws provide that the authorized number of directors shall be determined by a resolution of the Board of Directors, but shall be between two and nine. The number of directors on the Board of Directors is currently fixed at six. Also, under the Company’s restated certificate of incorporation and amended and restated bylaws, the Company’s Board of Directors is divided into three classes, with the classes serving three-year staggered terms. Each class contains one-third (or if that number is not a whole number, the whole number nearest one-third) of the directors, with members of each class holding office for a three-year term. Currently there are two directors whose terms expire in 2010, two directors whose terms expire in 2009 and two directors whose terms expire at the Annual Meeting in 2008.

The presence, in person or by proxy, of the holders of one-third of the shares of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum. Assuming a quorum is met, each nominee for director who receives a plurality of the votes cast by holders of the shares of Common Stock as of the Record Date voting in person or by proxy at the Annual Meeting will be elected as a director. Votes may be cast in favor or withheld. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

Nominees

The following table sets forth information, as of October 23, 2008, regarding the nominees.

		Positions Held
Name	Age	with Company

Mr. Christopher Naughton	55	Chief Executive Officer, President and Director
Mr. William D. Rueckert	55	Director

Business Experience of Nominees

Mr. Christopher Naughton, age 55, Director
BEc, LLB

Mr. Naughton has been President, Chief Executive Officer and director of the Company since the Company’s inception in December 2000. Mr. Naughton has been the Managing Director of Novogen Limited (“Novogen”), the Company’s parent, since March 1997. Mr. Naughton was appointed Chairman of Glycotex, Inc. (“Glycotex”), a subsidiary of Novogen, in September 2005. Mr. Naughton received degrees in Economics from the Australian National University and in Law from the University of New South Wales. He completed the Program for Management Development at the Harvard Business School and is admitted to practice as an attorney in New South Wales. After working in merchant banking, he has spent over 20 years in the pharmaceutical industry including appointments as a director of Wellcome Australia Limited, and Glaxo-Wellcome in world-wide business development in the U.K.

Mr. Naughton’s term as a director of the Company expires at the 2008 Annual Meeting of Stockholders.

Mr. William D. Rueckert, age 55, Director

Mr. Rueckert has been a director of the Company since March 2007. He has been a director of Glycotex since October 2005. Mr. Rueckert is the Managing Member of Oyster Management Group LLC, an investment fund specializing in community banks. Mr. Rueckert is a Director of Emergency Filtration Products, Inc., a public manufacturer and marketer of respiratory filtration devices. He is also a member of the Board of Directors of Glycotex. Prior to his current positions, from 1991 to 2006, Mr. Rueckert was president and director of Rosow & Company, a private investment firm based in Connecticut. Mr. Rueckert was president and director of Eastern Capital Development, LLC from 1999 to 2005, treasurer of Moore & Munger, Inc., a company with interests in the petroleum and resort development industries, from 1988 until 1990, and president of United States Oil Company, a publicly traded oil exploration business, from 1981 to 1988. Among his many civic associations, Mr. Rueckert is director and president of the Cleveland H. Dodge Foundation, a private philanthropic organization in New York City and Chairman of the Board of the Trustees of Teachers College, Columbia University. Mr. Rueckert’s term as a director of the Company expires at the 2008 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MR. CHRISTOPHER NAUGHTON AND MR. WILLIAM D. RUECKERT AS DIRECTORS OF THE COMPANY.

Business Experience of Members of the Board of Directors Continuing in Office

Members Whose Terms Expire at the 2009 Annual Meeting of Stockholders

Mr. Stephen Breckenridge, age 66, Director
 M Tax, FCA, FTIA

Mr. Breckenridge has been a director of the Company since August 2003. Mr. Breckenridge has over 25 years of experience in public practice as a chartered accountant in Australia. Between July 2004 and June 2007, Mr. Breckenridge was the head of international transfer pricing for Australia and Asia at Baker & McKenzie (a global law firm) in Sydney. Mr. Breckenridge has been managing director of Breckenridge Consulting Pty Ltd since 2001, which provides independent tax and management advice to multi-nationals and small and medium enterprises. Until 2001, Mr. Breckenridge was a tax partner for 24 years with KPMG in Sydney where he provided corporate tax advice to a wide cross section of businesses in Australia and overseas with particular emphasis in later years on international transfer pricing. Mr. Breckenridge has also been involved in the pharmaceutical and chemical industries over a long period including several industry association committees and leading industry focus groups within KPMG. From December 2003 to April 2004, Mr. Breckenridge was employed by Pitcher Partners Pty Ltd., an accounting firm in Sydney where he provided international tax advice to a broad range of businesses. Mr. Breckenridge has been a member of the Australian Institute of Company Directors (“AICD”) since May 2006 and is a graduate of AICD. Mr. Breckenridge holds a Master of Tax degree from the University of Sydney and is a fellow of the Institute of Chartered Accountants and the Tax Institute of Australia.

Professor Bryan Williams, age 59, Director
B.Sc. (Hons)(Microbiology) and PhD (Microbiology)

Professor Bryan Williams has been a director of the Company since March 2006. Professor Williams has been the non-executive Chairman of the Board of Directors since November 2006. Since January 1, 2006, Professor Williams has been the director of the Monash Institute of Medical Research in Melbourne, Australia. From 1991 to 2005, Professor Williams was Chairman of the Department of Cancer Biology, Lerner Research Institute, The Cleveland Clinic Foundation, Cleveland, Ohio. From 1993 to 2005, Professor Williams was Professor, Department of Genetics at Case Western Reserve University, Cleveland, Ohio. From 1998 to 2005, Professor Williams was an Associate Director of the Case Comprehensive Cancer Center in Cleveland, Ohio. He is an Honorary Fellow of the Royal Society of New Zealand.

Members Whose Terms Expire at the 2010 Annual Meeting of Stockholders

Mr. Philip Johnston, age 61, Director
Dip Eng (Production)

Mr. Johnston has been a director of the Company since April 2001. Mr. Johnston has more than 25 years of experience in the pharmaceutical industry. He has been a non-executive director of Novogen since 1997 and chairman of Novogen since January 2001. Mr. Johnston was a non-executive director of LIPA Pharmaceuticals Limited from June 2004 until November 2007, when LIPA Pharmaceuticals Limited ceased to be a public company. He is also the managing director of Qualcare Management Pty. Ltd. Mr. Johnston has been a director of Glycotex since September 2005. From June 1988 to September 1997, Mr. Johnston was an executive director of Wellcome Australia Limited. He was previously a director of two subsidiary companies of GlaxoWellcome. Mr. Johnston has had responsibility for production, distribution, quality assurance and consumer product development and has been directly involved in the establishment of strategic alliances and joint ventures. Mr. Johnston has completed a number of executive development programs including programs at the University of New South Wales and the London Business School.

Professor Paul John Nestel, age 78, Director
AO, MD, FTSE, FRACP, FAHA, FCSANZ

Professor Nestel has been a director of the Company since April 2001. Professor Nestel has been a non-executive director of Novogen since September 2001. He is currently on the Senior Faculty at the Baker Heart Research Institute and International Diabetes Institute, Melbourne. Professor Nestel is also a Consultant Physician at the Alfred Hospital, Melbourne, a position which he has held since 1977. He is Honorary Professor of Medicine in the Faculty of Health, Medicine, Nursing and Behavioural Science at Deakin University, Melbourne. He was formerly Clinical Professor in Medicine, The Flinders University of South Australia. Professor Nestel has been closely involved in national and international pharmaceutical trials of cardiovascular drugs. He has been, and remains, a member of many national and international committees for research and policy on cardiovascular disease. He has published over 420 scientific and medical papers and is a Fellow of the Australian Academy of Technological Sciences and Engineering, the Royal Australasian College of Physicians, a Fellow of the American Heart Association and a Fellow of the Cardiac Society of Australia and New Zealand. Professor Nestel is an Officer of the Order of Australia and recipient of the Centenary Medal.

Information About the Board of Directors and its Committees

The Board of Directors has responsibility for the overall corporate governance of the Company.

Three of the six members of the Board of Directors are also currently directors of Novogen. The Company is a “controlled company” within the meaning given to that term by the Nasdaq Stock Market (“Nasdaq”) because Novogen owns more than 50% of the Company’s voting power. As a controlled company, the Company is exempt from the requirement that the Company’s Board of Directors be composed of a majority of independent directors, however, a majority of the members of the Board of Directors are independent in accordance with Nasdaq requirements.

The Board of Directors held a total of 9 meetings during the fiscal year ended June 30, 2008. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by the committees of the Board of Directors on which each incumbent director served, in each case during the periods in which he served. In addition to regularly scheduled meetings, the directors discharge their responsibility through telephone and other communications with each other and with the executive officers. As required under Nasdaq listing standards, the independent directors meet in regularly scheduled executive sessions at which only independent directors are present, in conjunction with regularly scheduled meetings of the Board of Directors. All of the directors are expected to attend the 2008 Annual Stockholders Meeting. All of the Company’s six directors attended the 2007 Annual Stockholders Meeting.

The Board has established an Audit Committee to oversee the Company’s financial matters and a Compensation Committee to review the performance of executive directors and their compensation.

Audit Committee

The Audit Committee of the Board of Directors has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is responsible for overseeing financial and accounting activities. The Audit Committee’s responsibilities include the annual appointment of independent auditors and the review of the scope of audit and non-audit assignments and related fees, the accounting principles used in financial reporting, internal auditing and the Company’s internal control procedures. The members of the Audit Committee are Mr. Stephen Breckenridge (chairman), Mr. Philip Johnston, Professor Bryan Williams and Professor Paul John Nestel, all of whom are independent as defined by applicable Nasdaq and U.S. Securities and Exchange Commission (“SEC”) rules. The Board of Directors has also determined that Mr. Stephen Breckenridge is an “audit committee financial expert” as defined by SEC rules. The Company’s has adopted an Audit Committee Charter which posted on the Company’s website at www.marshalledwardsin.com.

The Audit Committee held 6 meetings during the fiscal year ended June 30, 2008.

Compensation Committee

The Compensation Committee generally reviews the performance of the executive directors and sets their compensation. The Compensation Committee also has the power to make recommendations to the full Board of Directors concerning the allocation of share options to directors and employees. The compensation and terms of appointment of non-executive directors is set by the Board of Directors. The Compensation Committee does not have a charter. The members of the Compensation Committee are Mr. Philip Johnston, Professor Bryan Williams, Mr. Stephen Breckenridge and Professor Paul John Nestel.

Because the Company has no employees and no compensation was paid directly to the Chief Executive Officer or to any of the other executive officers of the Company, there were no meetings of the Compensation Committee held during the fiscal year ended June 30, 2008.

Nominating Committee

As a “controlled company”, the Company is not subject to the Nasdaq rules requiring (i) Board of Director nominations to be selected, or recommended for the Board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors on the Board of Directors and (ii) each Nasdaq-listed company to have a formal written charter or resolutions by the Board of Directors addressing the nominating process. Accordingly, during the year ended June 30, 2007, the Company did not have a separately established Nominating Committee. The Board of Directors does not believe that any marked efficiencies or enhancements would be achieved by the creation of a separate Nominating Committee.

The duties and responsibilities typically delegated to a nominating committee are included in the responsibilities of the entire Board of Directors. The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board will consider all qualified director candidates identified by members of the Board, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for consideration by the Board of Directors may do so by submitting the candidate’s name, résumé and biographical information to the attention of David R. Seaton, Secretary, Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales, 2113, Australia, no later than the deadline for submission of stockholder proposals set forth under the section of this Proxy Statement entitled “Stockholder Proposals for the 2008 Annual Meeting.” All proposals for nomination received by the Secretary of the Company will be presented to the Board of Directors for consideration.

The Board of Directors reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•	Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors requires the exercise of judgment by members of the Board of Directors and cannot be measured in a quantitative way.

Director Independence

The Company’s Board of Directors has determined the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the Nasdaq listing standards. Based upon information solicited from each nominee, the Company’s Board of Directors has determined that each of Mr. Philip

Johnston, Professor Paul John Nestel, Mr. William Rueckert, Mr. Stephen Breckenridge and Professor Bryan Williams have no material relationship with the Company and are “independent” within the meaning of Nasdaq’s director independence standards, Audit Committee independence standards and Compensation Committee independence standards, as currently in effect. Christopher Naughton, as President and Chief Executive Officer of the Company, is not considered independent in accordance with Nasdaq’s requirements.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors, including non-executive directors or officers, by sending written communications addressed to such person or persons in care of Marshall Edwards, Inc., 140 Wicks Road, North Ryde NSW 2113, Australia. All communications will be compiled by the Secretary and submitted to the addressee. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

PROPOSAL 2

ADOPTION OF THE MARSHALL EDWARDS, INC.
2008 STOCK OMNIBUS EQUITY COMPENSATION PLAN

Background

The Board of Directors is seeking your approval of the adoption of the Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan (the “Plan”) providing for the issuance of a maximum of 7,000,000 shares (the “Shares”) of Common Stock in connection with the grant of options and/or other stock-based awards.

The Company’s Board of Directors believes that the Plan should provide the necessary mechanisms to attract, retain and reward non-employee directors, officers, employees and advisors who provide services to the Company and its affiliates and enable such persons to acquire or increase a proprietary interest in the Company. The Plan will enable the Company to implement a compensation program with different types of incentives for motivating such individuals and encouraging them to give the Company long-term, excellent service.

On October 17, 2008 the Board of Directors unanimously adopted and approved the Plan and recommended that the Plan be submitted to the Company’s stockholders for approval at the Annual Meeting. If approved by the stockholders at the Annual Meeting, the Plan will become effective immediately and the existing Marshall Edwards, Inc. Share Option Plan will be terminated. A copy of the Plan is attached as Annex A.

Reasons for Shareholder Approval

The Board of Directors seeks stockholder approval of the Plan as a matter of good corporate governance practice.

The Board of Directors also seeks to preserve the Company’s ability to claim tax deductions for compensation paid to the greatest extent practicable. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductions a publicly held company may claim for compensation in excess of $1 million in a given year paid to the principal executive officer and the three most highly compensated executive officers (other than the principal executive officer and the principal financial officer) serving on the last day of the fiscal year (generally referred to as the “named executive officers”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. The Company is seeking stockholder approval of the Plan in order to meet a key requirement for certain awards to qualify as “performance-based” under Section 162(m) of the Code.

In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Code. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

The approval of the Plan will not affect the Company’s ability to make stock-based or cash-based awards outside of the Plan to the extent consistent with applicable law and Nasdaq rules.

Potential Dilution

The aggregate number of Shares that may be issued under the Plan will not exceed 7,000,000, subject to adjustment as discussed below.

Repricing

The Compensation Committee may not reprice stock options or stock appreciation rights, and the Board of Directors may not amend the Plan to permit repricing of stock options or stock appreciation rights, unless the stockholders of the Company provide prior approval for such repricing.

Accounting Treatment of Awards under the Plan

The Company has adopted Statement of Financial Accounting Standards No. 123 Revised (FAS 123R) as its method of accounting for stock-based compensation plans. FAS 123R provides a method by which the fair value of awards granted under the Plan, including stock options, can be calculated and reflected in the Company’s financial statements. Although accounting standards may change over time, the Board of Directors expects that any standard the Company may use in the foreseeable future will provide a reasonable method for valuing awards and reflecting such value as an expense in the Company’s financial statements.

Description of the Plan

The following is a brief description of the material features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan.

Administration

The Compensation Committee of the Board of Directors, consisting of two or more individuals who are “outside directors”, as defined by Section 162(m) of the Code and “non-employee directors”, as defined under Rule 16b-3 of the Exchange Act, will administer the Plan. The Compensation Committee will have the authority to select award recipients, determine the type, size and other terms and condition of the award, determine the restrictions or conditions related to the delivery, holding, and disposition of Shares delivered pursuant to an award, adopt, amend, and rescind rules and regulations for administration of the Plan, appoint agents which the Compensation Committee deems necessary or advisable for administration of the Plan, and make all other decisions and determinations as may be required under the terms of the Plan. In the absence of a Compensation Committee, the entire Board of Directors may administer the Plan, and in all cases, the entire Board of Directors will approve and administer awards to non-employee directors. The Compensation Committee may, in its discretion, delegate certain functions to officers or managers, to the extent permitted by applicable law.

Eligibility

Non-employee directors, officers, employees and advisors who provide services to the Company and its affiliates are eligible to be selected as award recipients.

Type of Awards

The Compensation Committee is authorized to grant awards payable in either Shares or cash, including stock options, stock awards, stock appreciation rights, stock units, dividend equivalents, and other Share based awards. The Compensation Committee may permit or require award recipients to defer receipt of the Shares or cash otherwise payable pursuant to an award of stock units or other stock based awards.

Stock Options and Stock Appreciation Rights

A stock option is a right to purchase a specified number of Shares at an exercise price established at the date of grant. A recipient may pay the exercise price in a form specified by the Compensation Committee which may be: (i) cash; (ii) delivery of Shares owned by the recipient with a fair market value equal to the applicable exercise price, or attestation that the recipient owns Shares with such aggregate fair market value; (iii) payment through a broker assisted sale; or (iv) any other method approved by the Compensation Committee. In addition, the Compensation Committee may provide that to the extent that a stock option is exercisable for vested shares of Common Stock, all or any part of the vested option may be surrendered to the Company for a distribution payable in Shares with an aggregate fair market value, at the time the option is surrendered, equal to the dollar amount by which the then fair market value of the Shares subject to the surrendered portion of the option exceeds the aggregate exercise price payable for those Shares. Stock options may be nonqualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” under Section 422 of the Code); however, only employees of the Company, or its parent or subsidiary corporations (as defined in Section 424 of the Code) are eligible to receive incentive stock options.

A stock appreciation right is a right to receive, upon exercise, an amount equal to the positive difference, if any, between the base amount of the stock appreciation right and the fair market value of a Share on the date of exercise. Stock appreciation rights granted under the Plan may be settled in cash, Shares, or a combination of cash and Shares, and may be granted alone or in tandem with another award.

Neither the exercise price of stock options granted pursuant to the Plan, nor the base amount of stock appreciation rights granted pursuant to the Plan may be less than 100% of the fair market value of a Share, measured on the date the award is granted. For this purpose, fair market value is equal to the closing price of a share of Common Stock on the grant date. Unless otherwise determined by the Compensation Committee at the time of grant, stock options and stock appreciation rights will expire on the earliest of: (i) the fifth anniversary of the date of grant; (ii) the recipient’s termination of employment for cause; (iii) the first anniversary of the recipients termination of employment on account of death or disability; and (iv) the ninety-first day following the date the recipient terminates employment for any other reason. Upon a recipient’s termination of service, unvested portions of stock options and stock appreciation rights will terminate.

Stock Awards, Stock Units, Other Stock Based Awards, and Dividend Equivalents

A stock award is an award pursuant to which a recipient receives Shares, which may be subject to restrictions and may be issued in exchange for consideration or no consideration, as determined by the Compensation Committee.

Any restrictions on stock awards may lapse over a period of time or according to other criteria, including achievement of performance goals. In the event that the restrictions do not lapse or conditions on the stock award are not satisfied, as applicable, Shares subject to the award will be immediately returned to the Company, unless otherwise determined by the Compensation Committee. During the period in which Shares are subject to restrictions or conditions, as applicable, the recipient may not assign, transfer or otherwise dispose of the Shares subject to the stock award. Unless the Compensation Committee determines otherwise, recipients have the right to vote Shares subject to restrictions or conditions, as applicable, and to receive dividends or other distributions with respect to such Shares, subject to any additional restrictions or conditions imposed by the Compensation Committee.

A stock unit award is an award denominated in Shares which provides the recipient with the right to receive a Share, or an amount of cash based on the value of a Share, upon the satisfaction of specified conditions. Stock units may be paid immediately upon satisfaction of the specified conditions or may be deferred to a date authorized by the Compensation Committee. In the event the applicable conditions are not satisfied, the stock units will be forfeited, unless otherwise determined by the Compensation Committee.

The Compensation Committee may also grant other stock based awards, which are based on or measured by Shares, on such terms and conditions as the Compensation Committee determines. These awards may be payable in cash, Shares, or any combination of cash and Shares.

In connection with the grant of stock units or other stock based awards, the Compensation Committee may grant dividend equivalents, consisting of a right to receive cash or Shares equal in value to dividends paid with respect to a specified number of Shares, upon the terms established by the Compensation Committee. Dividend equivalents may be paid currently or accrued as contingent cash obligations, as determined by the Compensation Committee.

Certain Performance-Based Awards

The Plan permits the Compensation Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Implications of The Plan” below). Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The Compensation Committee may provide in the grant agreement that qualified performance-

based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, shareholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

The Compensation Committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals. After the announcement of financial results for the performance period, the Compensation Committee will certify and announce the results for the performance period. If and to the extent that the Compensation Committee does not certify that the performance goals have been met, the grants of stock awards, stock units, other stock-based awards and dividend equivalents for the performance period will be forfeited or will not be made, as applicable.

Terms and Conditions of Awards

The Compensation Committee will determine the size of each award to be granted (including, where applicable, the number of Shares to which an award will relate), and all other terms and conditions of each award (including any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications of such restrictions or conditions).

Aggregate Limitation on Stock-Based Awards

The aggregate number of Shares that may be issued under the Plan during the life of the Plan will not exceed 7,000,000 subject to adjustment as discussed below. If awards terminate, expire or are canceled, forfeited, exchanged, terminated or surrendered without having been exercised or having been paid in full, the shares subject to such awards will not be treated as having been issued for purposes of the share limitation.

Per Participant Limitations

In any calendar year, no individual may be granted stock-based awards that relate to more than 1,000,000 Shares. If dividend equivalents are granted which are intended to qualify as performance awards under Section 162(m) of the Code, a recipient may not accrue more than $1,000,000 of such dividend equivalents in any calendar year.

Adjustments

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange or issuance of Shares or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar transactions or events, affects the Shares, the Compensation Committee will make such adjustment as is appropriate in order to prevent dilution or enlargement of the rights of grantees under the Plan, including adjustment in (i) the number and kind of Shares deemed to be available thereafter for grants under the Plan, (ii) the number and kind of Shares that may be delivered or deliverable in respect of outstanding grants and (iii) the price per share or the applicable market value of such grants. In addition, in recognition of unusual or nonrecurring events (including, without limitation, a change in control or an event described in the preceding sentence) affecting the Company or any affiliate of the Company or the financial statements of the Company or any affiliate of the Company, or in response to changes in applicable laws, regulations or accounting principles, the Compensation Committee will make such adjustments as are appropriate in the terms and conditions of, and the criteria included in, grants (including, without limitation, cancellation of grants in exchange for the in-the-money value, if any, of the vested portion thereof, cancellation of unvested grants for no consideration, cancellation of out-of-the-money grants for no consideration, substitution of grants using securities of a successor or other entity, acceleration of the time that grants expire, or adjustment of performance targets). Any adjustments determined by the Compensation Committee will be final, binding and conclusive.

Change in Control

Unless the Compensation Committee determines otherwise, upon a change in control, (i) all outstanding stock options and stock appreciation rights will become fully exercisable; (ii) restrictions and conditions on outstanding stock awards will immediately lapse; and (iii) all stock unit awards, other stock based awards, and dividend equivalents will become fully vested and paid at their target values or such greater amounts as determined by the Compensation Committee.

In addition, upon the occurrence of a change in control, the Compensation Committee may take one or more of the following actions: (i) require that recipients surrender outstanding vested stock options and stock appreciation rights in exchange for payment, in cash or Shares, as determined by the Compensation Committee, in an amount equal to the amount by which the fair market value of the Shares subject to the unexercised, vested stock options and stock appreciation rights exceeds the exercise price of the stock options or base amount of the stock appreciation rights, as applicable; (ii) provide for cancellation of unvested awards for no consideration; (iii) provide for cancellation of out-of-the-money awards for no consideration; (iv) after giving recipients an opportunity to exercise their outstanding stock options and stock appreciation rights, terminate any or all unexercised stock options or stock appreciation rights at such time as determined by the Compensation Committee; or (v) determine that outstanding stock options and stock appreciation rights that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and that other outstanding awards which remain effective following the change in control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Any surrender or termination of awards will take place as of the date of the change in control, or such other date designated by the Compensation Committee.

For purposes of the Plan, a change in control will generally be deemed to occur if:

•	Any person or entity becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a change in control will not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors; or

•	The consummation of a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Company’s Board of Directors, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

•	A sale or other disposition of all or substantially all of the assets of the Company; or

•	A liquidation or dissolution of the Company.

Amendment, Termination

The Board of Directors may amend or terminate the Plan at any time; provided, however, that the Board of Directors will not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable Nasdaq rules. The Plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with the approval of the stockholders. A termination or amendment which occurs after an award is granted may not materially impair the rights of a recipient without his or her consent, unless related to changes in applicable law, and outstanding awards may be amended by agreement of the Company and the recipient.

Federal Income Tax Implications of The Plan

The Federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of the award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual Shares. Future appreciation on Shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the Shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances: (i) if Shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an option that qualifies as “incentive stock option”, no ordinary income will be recognized, and the Company will not be entitled to any tax deduction if Shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its named executive officers, if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million, and (iv) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or Stock in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied. The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits Under the Plan

Awards under the Plan generally will be granted in the discretion of the Compensation Committee. Therefore, the type, number, recipients, and other terms of awards cannot be determined at this time.

Required Vote

To be approved by the stockholders, the proposal to approve the adoption of the Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan must receive the affirmative vote of the majority of the votes cast by holders of shares of Common Stock as of the Record Date voting in person or by proxy at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the proposal to adopt the Plan. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

Recommendation

The Board of Directors believes that it is in the best interests of, and fair to, the Company and its stockholders that the stockholders approve the Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MARSHALL EDWARDS, INC. 2008 STOCK OMNIBUS EQUITY COMPENSATION PLAN

PROPOSAL 3

RATIFICATION OF INDEPENDENT AUDITORS

Background

The Audit Committee has selected BDO Kendalls Audit & Assurance (NSW-VIC) Pty Ltd (“BDO Kendalls A&A”) as independent auditor to audit the financial statements of the Company for the fiscal year ending June 30, 2009. The Board of Directors is submitting the appointment of BDO to the stockholders for ratification as a matter of good corporate practice.

BDO Kendalls NSW (“BDO Kendalls”) served as the Company’s independent registered public accounting firm auditing the Company’s fiscal years ended June 30, 2008, June 30, 2007 and June 30, 2006.

Effective as of October 10, 2008, the Audit Committee engaged BDO Kendalls A&A as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended June 30, 2009. The Audit Committee approved the appointment of BDO Kendalls A&A to replace BDO Kendalls who resigned concurrent with the appointment of BDO Kendalls A&A effective October 10, 2008.

Each of BDO Kendalls and BDO Kendalls A&A are Member Firms of BDO International. The engagement of BDO Kendalls A&A and the concurrent resignation of BDO Kendalls as the Company’s independent registered public accounting firm resulted from the reorganization of BDO Kendalls pursuant to which the audit services previously provided by BDO Kendalls will now be performed by BDO Kendalls A&A. The Company expects that substantially the same audit team which previously performed audit services for the Company on behalf of BDO Kendalls will perform audit services for the Company on behalf of BDO Kendalls A&A.

The reports of BDO Kendalls on the Company’s balance sheets as of June 30, 2008 and June 30, 2007 and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three year periods ended June 30, 2008 and June 30, 2007, and for the period from December 1, 2000 (inception) through June 30, 2008, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended June 30, 2008 and June 30, 2007 and the interim period from July 1, 2008 through October 10, 2008, there were no disagreements with BDO Kendalls on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO Kendalls, would have caused BDO Kendalls to make reference to the subject matter of the disagreement in connection with their reports on the Company’s balance sheets as of June 30, 2008 and June 30, 2007 and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three year periods ended June 30, 2008 and June 30, 2007, and for the period from December 1, 2000 (inception) through June 30, 2008.

During the fiscal years ended June 30, 2008 and June 30, 2007 and the interim period from July 1, 2008 through October 10, 2008, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company furnished a copy of the above disclosures to BDO Kendalls and requested that BDO Kendalls furnish it with a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of such letter, dated October 13, 2008, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K on October 14, 2008.

Prior to the engagement of BDO Kendalls A&A, neither the Company nor anyone on behalf of the Company consulted with BDO Kendalls A&A during the fiscal years ended June 30, 2008 and June 30, 2007 and the interim period from July 1, 2008 through October 10, 2008, in any manner regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report provided to the Company nor was oral advice provided that BDO Kendalls concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Neither representatives of BDO Kendalls nor BDO Kendalls A&A are expected to be present at the Annual Meeting.

Required Vote

The ratification of the appointment of BDO Kendalls A&A as the Company’s independent auditor for the fiscal year ended June 30, 2009 will require approval by the majority of the votes cast by the holders of the shares of Common Stock as of the Record Date voting in person or by proxy at the Annual Meeting. Stockholders may vote either for or against or abstain from voting on the proposal to ratify the selection of BDO Kendalls A&A as the Company’s independent auditor. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the ratification of BDO Kendalls A&A as the Company’s independent auditor for the fiscal year ended June 30, 2009. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint different independent auditor at any time if it determines that such a change would be in the Company’s stockholders’ best interest.

Recommendation

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BDO KENDALLS A&A TO ACT AS INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2009.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS, DIRECTORS
AND CERTAIN STOCKHOLDERS

Compensation Discussion and Analysis

At the present time, the services of Christopher Naughton, the Company’s President and Chief Executive Officer, and David R. Seaton, the Company’s Chief Financial Officer, are provided to the Company by Novogen pursuant to a Services Agreement described in this Proxy Statement under the heading “Certain Relationships and Related Transactions.” The Company does not directly pay Messrs. Naughton and Seaton for their services. The Company has no other executive officers or employees. In the future, should the Services Agreement with Novogen be terminated, or should the Company hire executive officers whose services are not covered by the Services Agreement, the Company’s Compensation Committee expects to align compensation paid to executive officers on both a long and short term basis in the form of cash salaries and the issuance of share options under the Marshall Edwards, Inc. Share Option Plan or, alternatively, the Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan (the “Plan”) if the Plan is approved by the majority of the votes cast by the holders of the shares of Common Stock as of the Record Date voting in person or by proxy at the Annual Meeting. Total compensation will be tied to individual performance and supplemented with awards tied to the Company’s achieving certain financial and non-financial objectives as pre-determined by the Company’s Board of Directors.

Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan

Executive Officers

The Company’s executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding the Company’s executive officers as of October 23, 2008.

Name	Age	Position Held

Christopher Naughton	55	President and Chief Executive Officer
David R. Seaton	54	Chief Financial Officer and Secretary

See “Proposal No. 1 — Election of Directors” for biographical information regarding Mr. Naughton.

David R. Seaton
B Bus, M Com, CPA

Mr. Seaton has been the Company’s Chief Financial Officer and Secretary since December 2000 and has been Chief Financial Officer of Novogen since September 1999. Mr. Seaton has been a director and Secretary of Glycotex since September 2005 and the Chief Financial Officer of Glycotex since October 2006. He holds a degree in Business Studies as well as a Master of Commerce Degree from the University of New South Wales. He has completed management development programs at Northwestern University in Chicago as well as Duke University and the London Business School. He has over 20 years experience in the pharmaceutical industry. Prior to joining Novogen in 1999, he was Finance Director of GlaxoWellcome Australia Limited from 1995 to 1999.

Compensation of Executive Officers

The Company’s current executive officers, Christopher Naughton and David R. Seaton, are also executive officers of Novogen and do not receive any compensation directly from the Company in performing their duties as executive officers of the Company. As stated under the heading “Compensation Discussion and Analysis” the services of Christopher Naughton and David R. Seaton are provided to the Company pursuant to the Company’s Services Agreement with Novogen.

Grants of Plan Based Awards

To date, the Company has never granted any share options under the Marshall Edwards, Inc. Share Option Plan.

Compensation of Directors

The following table provides details of the fees paid to directors of the Company for the fiscal year ending June 30, 2008.

	Fees Earned or Paid
Name	in Cash($)(1)		All Other Compensation($)			Total A($)		Total US($)(4)

Philip Johnston	A$	45,000		—		A$	45,000	US $	43,029
Paul John Nestel	A$	45,000		—		A$	45,000	US $	43,029
William D. Rueckert	A$	45,000		—		A$	45,000	US $	43,029
Stephen Breckenridge	A$	45,000	A$	10,000	(2)	A$	55,000	US $	52,591
Bryan Williams	A$	45,000	A$	15,000	(3)	A$	60,000	US $	57,372

(1)	The Company’s non-executive directors receive A$45,000 per annum in connection with their services.

(2)	Stephen Breckenridge receives A$10,000 per annum in connection with his services as Audit Committee Chairman

(3)	Bryan Williams receives A$15,000 per annum in connection with his services as non-executive Chairman of the Board of Directors

(4)	Represents amount paid in US$ based upon an exchange rate of US$ .9562 /A$1.00 as quoted by the Federal Reserve Bank of New York at June 30, 2008

Christopher Naughton, President and Chief Executive Officer of the Company does not receive any compensation for performing his duties as a director of the Company.

Equity Compensation Plan Information

The following table sets forth, as of June 30, 2008, outstanding awards and shares remaining available for future issuance under the Company’s compensation plans under which equity securities are authorized for issuance.

	(a)		(c)
	Number of	(b)	Number of
	Securities to be	Weighted Average	Securities
	Issued Upon	Exercise Price of	Remaining Available
	Exercise of	Outstanding	for Future Issuance
	Outstanding Options	Options	Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity Compensation plans approved by security holders	Not Applicable	Not Applicable	Not Applicable
Equity Compensation plans not approved by security holders(1)	None	Not Applicable	Not Applicable
Total	None	Not Applicable	Not Applicable

(1)	The Marshall Edwards, Inc. Share Option Plan (the “Plan”) provides its directors, employees, employees of the Company’s affiliates and certain of its contractors and consultants with the opportunity to participate in the Company’s ownership. To date, no options have been issued under the Plan. The Company’s Compensation Committee addresses participation, the number of options offered and any conditions of exercise. In making these determinations, the Compensation Committee will generally consider the participant’s position and record of service to the Company and the Company’s affiliates and potential contribution to the growth of the Company and the Company’s affiliates. Any other matters tending to indicate the participant’s merit may also be considered. Options will be exercisable between two years and five years after grant, unless otherwise determined by the committee appointed by the board. Options granted will be exercisable at a price determined by the committee at the time of issue (and will be subject to adjustment in accordance with the terms of the plan). Other key terms of the Plan include:

•	Options will lapse if the participants cease to be engaged by the Company or its affiliates. The committee will have the discretion to waive this provision.

•	The terms of the Plan also provide for adjustments to the rights of an option holder as a result of a reorganization of the Company’s capital or other corporate event. The holder of an option is not permitted to participate in any distribution by the Company or in any rights or other entitlements issued by the Company to stockholders in respect of the Company’s shares unless the options are exercised prior to the relevant record; and

•	All options vest on the occurrence of certain events such as a change of control, as defined in the Plan.

The Plan also contains standard provisions dealing with matters such as administration of the plan, amendment of the Plan and termination or suspension of the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of the Company’s Common Stock as of October 20, 2008 by (i) each person known to beneficially own more than 5% of the Company’s Common Stock, (ii) each of the Company’s officers’ and directors’ and (iii) the Company’s officers and directors as a group.

	Amount & Nature of	Percentage of Shares
Beneficial Owner	Beneficial Ownership	Beneficially Owned(4)**

Novogen Limited(1)	52,408,295	71.33%
OppenheimerFunds, Inc.(2)	8,671,776	11.6%
Josiah T. Austin(3)	4,689,743	6.3%
El Coronado Holdings, L.L.C.(4)	4,595,343	6.2%
Christopher Naughton(5)	5,000	*
Philip Johnston	0	*
Stephen Breckenridge	0	*
Bryan Williams(6)	5,000	*
Paul Nestel(7)	4,000	*
William D. Rueckert(8)	10,000	*
David R. Seaton(9)	5,000	*
All directors and executive officers as a group (7 individuals)	29,000	*

*	Less than 1%

**	Based upon 73,463,233 shares of the Company’s Common Stock outstanding as of October 20, 2008. Shares of common stock subject to warrants that are currently exercisable or exercisable within 60 days of October 20, 2008 are deemed outstanding in addition to 73,463,233 shares of common stock outstanding as of October 20, 2008 for purposes of computing the percentage ownership of the person holding the warrants but are not deemed exercisable for computing the percentage ownership of any other person.

(1)	Derived from a Schedule 13D filed on August 7, 2008 by Novogen Limited. Novogen Limited is the beneficial owner of 52,408,295 shares of Common Stock. The business address of Novogen Limited is 140 Wicks Road, North Ryde, New South Wales 2113, Australia.

(2)	Based on information provided to us by OppenheimerFunds, Inc., OppenheimerFunds, Inc. holds all shares of Common Stock attributed to it solely in its capacity as investment adviser to its clients and is the beneficial owner of the 8,671,776 shares of Common Stock, which includes 909,048 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of October 20, 2008, by virtue of it having voting and/or dispositive power with respect to the shares of Common Stock.

(3)	Based upon information provided to us by Josiah T. Austin. Mr. Austin is the beneficial owner of 4,689,743 shares of Common Stock, which includes 805,000 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of October 20, 2008. Mr. Austin shares voting and investment control with respect to 4,595,343 of the shares. Mr. Austin’s business address is 4673 Christopher Place, Dallas, Texas 75204.

(4)	Based upon information provided to us by El Coronado Holdings, L.L.C. (“El Coronado”). El Coronado is the beneficial owner of 4,595,343 shares of Common Stock, which includes 805,000 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of October 20, 2008. El Coronado shares voting and investment control with respect to the shares. Josiah T. Austin is the sole managing member of El Coronado. The business address of El Coronado is 4673 Christopher Place, Dallas, Texas 75204.

(5)	Christopher Naughton is the beneficial owner of 5,000 shares of Common Stock which are held in the name of The Naughton Family Superannuation Fund. Mr. Naughton exercises shared voting and investment control with respect to such shares. Mr. Naughton’s business address is c/o Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113 Australia.

(6)	Bryan Williams is the beneficial owner of 5,000 shares of Common Stock. Mr. Williams exercises sole voting and investment control with respect to the shares. Mr. Williams’ business address is c/o Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia.

(7)	Professor Paul Nestel is the beneficial owner of 4,000 shares of Common Stock. Professor Nestel exercises sole voting and investment control with respect to the shares. Professor Nestel’s business address is c/o Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia.

(8)	William D. Rueckert is the beneficial owner of 10,000 shares of Common Stock. Mr. Rueckert exercises sole voting and investment control with respect to the shares. Mr. Rueckert’s business address is c/o Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia.

(9)	David R. Seaton is the beneficial owner of 5,000 shares of Common Stock. Mr. Seaton exercises sole voting and investment control with respect to the shares. Mr. Seaton’s business address is c/o Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s agreements with its parent corporation Novogen are each summarized below. As Novogen is the Company’s parent corporation, each of the Company’s agreements with Novogen are considered related party transactions. The Company’s Code of Business and Ethics provides that the Company’s Audit Committee, which is composed of independent directors in accordance with both Nasdaq and SEC guidelines, review and approve all related party transactions. As such, each of these agreements were reviewed and approved by the majority of the members of the Company’s Audit Committee who did not have an interest in the transactions. The Company believes that each of the Company’s agreements with Novogen is on terms as favorable to the Company as the Company could have obtained from unaffiliated third parties. The following description is only a summary of what the Company believes are the material provisions of the agreements.

The License Agreement for Phenoxodiol

In September 2003, Novogen’s subsidiary, Novogen Research Pty Limited (“Novogen Research”), entered into a license agreement with the Company’s subsidiary, Marshall Edwards Pty Limited (“MEPL”), pursuant to which Novogen Research granted MEPL a world-wide, non-transferable license under its patents and patent applications and in its licensed know-how to conduct clinical trials and commercialize and distribute phenoxodiol products (the “Phenoxodiol License Agreement”). The Company and Novogen have each guaranteed the obligations of their respective subsidiaries under the Phenoxodiol License Agreement. See “Guarantee and Indemnity Agreement.” The Phenoxodiol License Agreement is exclusive until the expiration or lapsing of the last relevant Novogen patents or patent applications in the world, which the Company expects will be no earlier than August 29, 2017, and thereafter is non-exclusive for the remainder of the term of the Phenoxodiol License Agreement. The Phenoxodiol License Agreement grants the Company the right to make, have made, market, distribute, sell, hire or otherwise dispose of phenoxodiol products in the field of prevention treatment or cure of cancer in humans by pharmaceuticals delivered in all forms except topical applications (the “Field”). The Company is obliged to continue current and undertake further clinical trials of phenoxodiol, and is responsible for paying for all materials necessary to conduct clinical trials. The Company must conduct all such trials diligently and professionally and must use reasonable endeavors to design and conduct clinical trials to generate outcomes which are calculated to result in regulatory approval of phenoxodiol products. The Company must also keep proper records of all clinical trials and allow Novogen to inspect those records.

All intellectual property rights in the compound, trial protocols, results of the clinical trials, case report forms and any other materials used in the conduct of the clinical trials are assigned by the Company to Novogen and the Company may not publish the results of clinical trials without the prior written consent of Novogen. Each party must disclose to the other party developments, improvements, enhancements or new know-how in relation to the phenoxodiol product which are made or acquired by either party.

The Company may not sub-license, sub-contract, or engage agents without the prior written consent of Novogen. Any proposed sub-contractors and agents must first agree in writing to comply with certain confidentiality obligations and to assign to Novogen all intellectual property rights in the Field created or acquired by them in the course of their engagement.

Marketing and Commercialization

The Company may market and commercialize phenoxodiol products under the Phenoxodiol License Agreement in any manner the Company thinks fit, so long as the Company conducts any marketing and commercialization activities on a commercially reasonable basis in compliance with applicable laws and regulations, complies with reasonable directions given by Novogen, acts in a manner which the Company considers to be most beneficial to the interests of the Company and Novogen, and otherwise acts in good faith to Novogen. All advertising and promotional material must be submitted to Novogen for prior approval.

Fees, Charges and Costs

MEPL paid $5,000,000 to Novogen in February 2004 which was the first lump sum license fee payment due under the terms of the Phenoxodiol License Agreement. Also, MEPL paid $2,000,000 to Novogen in January 2005 and $4,000,000 in January 2006 which were the annual milestone license fee payments due under the Phenoxodiol License Agreement. MEPL paid a second lump sum license fee of $5,000,000 to Novogen in July 2006 following the raising of funds in a private placement closed on July 11, 2006 (the “PIPE”). This license fee was due on the later of November 1, 2003 or such later date when the cumulative total of all funds received from debt or equity issuances and revenue received from commercialization (income other than sales) and sales of phenoxodiol products exceeded $50,000,000. Following the PIPE, the funds received from equity issuances exceeded $50,000,000 which triggered this license fee payment. Future amounts payable to Novogen under terms of the Phenoxodiol License Agreement are as follows:

1. Until the expiration of the exclusivity period of the license, MEPL must pay Novogen 2.5% of all net sales and 25% of commercialization income. After the exclusivity period of the license, 1.5% of net sales must be paid to Novogen. The preconditions to such payments have not yet occurred.

The “Exclusivity Period” ends on the later of:

(a) the date of expiration or lapsing of the last patent right in the patents and patent applications set out in the Phenoxodiol License Agreement with Novogen; or

(b) the date of expiration or lapsing of the last licensed patent right which MEPL would, but for the license granted in the Phenoxodiol License Agreement, infringe in any country in the geographical territory covered by the Phenoxodiol License Agreement by doing in that country any of the things set out in the Phenoxodiol License Agreement

2. In addition to the amounts above, beginning in 2006, an $8,000,000 annual milestone license fee is payable under the amended terms of the Phenoxodiol License Agreement for each calendar year ending December 31 during the exclusivity period of the license. The December 31, 2006 license fee has been deferred under the License Amendment Deed discussed below.

Termination

The Company may terminate the Phenoxodiol License Agreement at any time, by giving three months’ notice to Novogen. The Company may also terminate the Phenoxodiol License Agreement if Novogen commits a breach of any of its material obligations under the Phenoxodiol License Agreement, becomes the subject of certain bankruptcy proceedings or is unable to lawfully perform its obligations. Novogen may terminate the Phenoxodiol License Agreement if the Company commits a breach of any of the Company’s material obligations thereunder, becomes the subject of certain bankruptcy proceedings or is unable to lawfully perform its obligations. Novogen may also terminate the Phenoxodiol License Agreement immediately if a change of control, as defined therein, occurs without the consent of Novogen.

License Amendment Deed for Phenoxodiol

In June 2006, MEPL entered into an amendment deed to the Phenoxodiol License Agreement (the “License Amendment Deed for Phenoxodiol”). Pursuant to the original terms of the Phenoxodiol License Agreement, MEPL was required to pay an $8,000,000 license milestone fee to Novogen Research in December 2006. The License Amendment Deed for Phenoxodiol extends the date that the $8,000,000 license milestone fee is payable until the earliest receipt by MEPL of the first:

(i) approval by the U.S. Food and Drug Administration (“FDA”) of a new drug application (“NDA”) for phenoxodiol;

(ii) approval or authorization of any kind to market phenoxodiol in the United States; or

(iii) approval or authorization of any kind by a government agency in any other country to market phenoxodiol.

Upon receipt of any of the above (the “Approval Date”), MEPL must pay to Novogen, $8,000,000, together with interest on that amount from (and including) December 31, 2006, calculated at the bank bill rate. This milestone license fee replaces the December 31, 2006 milestone fee.

Further Amended and Restated License Agreement

In March 2007, MEPL and Novogen Research entered into another amendment deed to the Phenoxodiol License Agreement for the purpose of further amending and restating the Phenoxodiol License Agreement (the “Further Amended and Restated License Amendment”).

The combined result of the License Amendment Deed for Phenoxodiol and the Further Amended and Restated License Agreement will be that upon the Approval Date, MEPL will be required to pay Novogen Research $8,000,000, together with interest on such amount from (and including) December 31, 2006 to (but excluding) the Approval Date. Thereafter, MEPL will be required to make license milestone fee payments of $8,000,000 to Novogen Research on December 31 of the year of the Approval Date and on December 31 of each year thereafter during the exclusivity period under the Phenoxodiol License Agreement.

No license fees under the Phenoxodiol License Agreement were accrued at June 30, 2008.

The License Agreement for NV-196 and NV-143

In May 2006, MEPL entered into a second license agreement with Novogen Research for two oncology compounds, NV-196 and NV-143 (the “NV-196 and NV-143 License Agreement”). Novogen Research has granted MEPL a world-wide, non-transferable license under its patents and patent applications and in its licensed know-how to conduct clinical trials and commercialize and distribute NV-196 and NV-143 products. The NV-196 and NV-143 License Agreement is exclusive until the expiration or lapsing of the last relevant Novogen patents or patent applications in the world and thereafter is non-exclusive. The NV-196 and NV-143 License Agreement grants the Company the right to make, have made, market, distribute, sell, hire or otherwise dispose of NV-196 and NV-143 products in the field of prevention treatment or cure of cancer in humans by pharmaceuticals delivered in all forms except topical applications.

The Company is obligated to continue current and undertake further clinical trials of NV-196 and NV-143, and is responsible for paying for all materials necessary to conduct clinical trials. The Company must conduct all such trials diligently and professionally. The Company must use reasonable endeavors to design and conduct clinical trials to generate outcomes which are calculated to result in regulatory approval of NV-196 and NV-143 products. The Company must also keep proper records of all clinical trials and allow Novogen to inspect those records.

All intellectual property rights in the compounds, trial protocols, results of clinical trials, case report forms and any other materials used in the conduct of the clinical trials are assigned by the Company to Novogen and the Company may not publish the results of clinical trials without the prior written consent of Novogen. Each party must disclose to the other party developments, improvements, enhancements or new know-how in relation to the NV-196 and NV-143 products which are made or acquired by either party.

The Company may not sub-license, sub-contract or engage agents without the prior written consent of Novogen. Any proposed sub-contractors and agents must first agree in writing to comply with certain confidentiality obligations and to assign to Novogen all intellectual property rights in the Field created or acquired by them in the course of their engagement.

Marketing and Commercialization

The Company may market and commercialize NV-196 and NV-143 products under the NV-196 and NV-143 License Agreement in any manner that the Company thinks fit so long as the Company conducts any marketing and commercialization activities on a commercially reasonable basis in compliance with applicable laws and regulations. The Company must also comply with reasonable direction given to the Company by Novogen, act in a manner which the Company considers to be most beneficial to the interests of the Company and Novogen and otherwise act in good faith to Novogen. All advertising and promotional material must be submitted to Novogen for prior approval.

Fees, Charges and Costs

MEPL paid $1,000,000 to Novogen in May 2006 which was the first lump sum license fee payment due under the terms of the NV-196 and NV-143 License Agreement. Future amounts payable to Novogen under the terms of the NV-196 and NV-143 License Agreement are as follows:

1. MEPL must pay to Novogen the following milestone license fees upon the occurrence of the corresponding milestone as detailed below:

(a) the first licensed product containing NV-196 to reach a milestone as described below; and

(b) the first licensed product containing NV-143 to reach a milestone as described below.

The milestone license fees are:

(i) $1,000,000 on the date an investigational new drug application for the licensed product goes into effect or the equivalent approval of a government agency is obtained in another country. If this event does not occur before March 31, 2008 then this amount will be due on this date. The amount of $1,000,000 was paid to Novogen on March 31, 2008 under the terms of this agreement;

(ii) $2,000,000 on the date of enrollment of the first clinical trial subject in a Phase II clinical trial of the licensed product. If this event does not occur before June 30, 2009, then this amount will be due on this date;

(iii) $3,000,000 on the date of enrollment of the first clinical trial subject in a Phase III clinical trial of the licensed product. If this event does not occur before December 31, 2011, then this amount will be due on this date; and

(iv) $8,000,000 on the date of first receipt of a NDA for the licensed product from the FDA or equivalent approval from a government agency in another country. If this event does not occur before December 31, 2013, then this amount will be due on this date.

2. MEPL must pay Novogen 5% of all net sales and 25% of commercialization income for the term of the license. The royalty rate is reduced by 50% if the licensed patent right in any country or territory expires, lapses, is revoked, does not exist or is assigned to MEPL and the product is entirely manufactured and supplied in such country.

3. Minimum royalties of $3,000,000 per year are payable following the date of the first receipt of an NDA for a licensed product from the FDA (or equivalent approval from a government agency in any other country) until the expiration of the term.

Termination

The Company may terminate the NV-196 and NV-143 License Agreement at any time by giving three months’ notice to Novogen. The Company may also terminate the NV-196 and NV-143 License Agreement if Novogen commits a breach of any of its material obligations thereunder, becomes the subject of certain bankruptcy proceedings or is unable to lawfully perform its obligations. Novogen may terminate the NV-196 and NV-143 License Agreement if the Company commits a breach of any of the Company’s material obligations thereunder, becomes the subject of certain bankruptcy proceedings or is unable to lawfully perform its obligations. Novogen may also terminate the NV-196 and NV-143 License Agreement immediately if a change of control, as defined therein, occurs without the consent of Novogen.

As the NV-196 and NV-143 License Agreement may be terminated without penalty by MEPL by giving three months notice, the license fees due thereunder are recognized as an expense when the milestone event occurs.

The Amended and Restated Manufacturing License and Supply Agreement

In September 2003, MEPL entered into an amended and restated manufacturing license and supply agreement (the “Manufacturing License and Supply Agreement”) with Novogen Laboratories Pty Limited (“Novogen Laboratories”) pursuant to which MEPL granted to Novogen Laboratories, an exclusive, non-transferable sub-license to manufacture and supply phenoxodiol to the Company in its primary manufactured form. The Company and Novogen have each guaranteed the obligations of their respective subsidiaries under the Manufacturing License and Supply Agreement. See “Guarantee and Indemnity Agreement.” Novogen may not sublicense its rights or engage agents or subcontractors to exercise its rights or perform its obligations under the Manufacturing License and Supply Agreement without the Company’s prior written consent.

Supply of Phenoxodiol

The Company provides Novogen rolling quarterly forecasts of the Company’s estimated supply requirements for phenoxodiol, and issues purchase orders for phenoxodiol to Novogen specifying the volume of phenoxodiol required. Novogen must confirm the quantity that it is able to supply to fulfill the purchase order within five business days of receiving the purchase order. Novogen must then supply the volume of phenoxodiol it agreed to supply, and must otherwise use all reasonable endeavors to fulfill the purchase order. Novogen must manufacture and deliver phenoxodiol to the Company at a port nominated by the Company. Title to the phenoxodiol does not pass to the Company until the Company has paid the purchase price (as described below) and retention of title arrangements apply. The Company is not obligated to purchase any minimum amount of phenoxodiol from Novogen. The Company must also provide to Novogen at least one year’s advance written notice of the date on which the phenoxodiol product will be first offered for sale commercially.

If Novogen materially and persistently fails to supply the amount of phenoxodiol ordered by the Company by the required date, the Company may manufacture (or engage a third party, without Novogen’s consent, to manufacture) the amount of the shortfall of phenoxodiol until Novogen demonstrates that it is able to consistently supply phenoxodiol in accordance with the Company’s requirements. In this case, Novogen must take all reasonable steps to make available to the Company or the third party, on commercial terms, the know-how necessary to enable that manufacture to occur.

Fees and Charges

The purchase price for phenoxodiol supplied is the total costs to Novogen plus a mark-up of 50%. The purchase price may be adjusted quarterly by Novogen by reference to the actual costs referred to above for the preceding quarter. If at any time the Company does not pay any amount due to Novogen, Novogen may suspend the supply of phenoxodiol to the Company until payment is received. Interest accrues daily on the outstanding balance of all overdue amounts payable to Novogen under the Manufacturing License and Supply Agreement.

Transactions giving rise to expenditures amounting to $38,000 were made under the Manufacturing License and Supply Agreement during the twelve months ended June 30, 2008.

At June 30, 2008, no amount was due and owing to Novogen under the Manufacturing License and Supply Agreement.

Manufacturing Developments and Improvements

Each party must disclose to the other any new developments, improvements and new know-how relating to the manufacture of phenoxodiol which are made or acquired by it during the term of the Manufacturing License and Supply Agreement. All intellectual property rights in developments, improvements and new know-how made or acquired by Novogen are to be assigned to the Company. The Company must provide to Novogen such technical information and assistance as Novogen reasonably requests in order to exercise its rights and perform its obligations.

Each party acknowledges that nothing in the Manufacturing License and Supply Agreement shall have the effect of transferring or assigning to Novogen any right, title or interest in any intellectual property rights in the phenoxodiol products licensed under the Manufacturing License and Supply Agreement.

Novogen agrees to notify the Company immediately on becoming aware of any infringement of the intellectual property rights in the licensed products or any claim by a third party that the activities of the parties under the Manufacturing License and Supply Agreement infringe such third party’s intellectual property rights. If required, Novogen agrees to be a party to any proceedings brought by the Company in relation to any infringement of intellectual property rights in the licensed products and also agrees, at the Company’s cost, to provide all reasonable assistance in relation to such proceedings and to execute such documents as the Company reasonably requires.

Novogen has taken the strategic decision not to manufacture commercial scale Active Pharmaceutical Ingredients (API) for cancer drugs, including phenoxodiol, as these can be more economically supplied by third parties with particular expertise in this area. The contract facilities that have been identified are FDA licensed, have a track record of large scale API manufacture and have already invested in capital and equipment. The Company has completed the novation to MEPL of contracts that Novogen had entered into with third parties to develop a scalable manufacturing method to ensure that sufficient quantities of phenoxodiol can be manufactured in compliance with cGMP (Current Good Manufacturing Practices) and to complete the analytical and stability work necessary for an NDA submission.

Termination

Either party may terminate the Manufacturing License and Supply Agreement immediately at any time if the other party becomes the subject of certain bankruptcy proceedings, becomes unable to carry out the transactions contemplated by the Manufacturing License and Supply Agreement or breaches its obligations and does not cure such breach within twenty-one days notice. The Company may also terminate the Manufacturing License and Supply Agreement immediately if the Phenoxodiol License Agreement expires or is terminated. Novogen may also terminate the Manufacturing License and Supply Agreement immediately if a change of control, as defined therein, occurs without the consent of Novogen.

Limitation of Liability

The liability of Novogen for breach of conditions or warranties imposed by statute is limited to the replacement of goods, supply of equivalent goods, repair or replacement value of goods or the re-supply or payment for re-supply of services.

The Amended and Restated License Option Deed

In September 2003, Novogen Research granted MEPL, an amended and restated license option deed (the “License Option Deed”) which granted MEPL an exclusive first right to accept and an exclusive last right to match any proposed dealing by Novogen with its intellectual property rights with a third party relating to certain synthetic pharmaceutical compounds (other than phenoxodiol) developed by Novogen or its affiliates.

Option Compounds

The rights relate to all synthetic pharmaceutical compounds, known as option compounds, delivered or taken in all forms except topical applications (other than phenoxodiol, which is the subject of the license agreement), developed before or during the term of the License Option Deed, by or on behalf of Novogen or its affiliates, which have known applications in the Field of prevention, treatment or cure of cancer in humans.

Dealings in Option Compounds and Exercise of Rights

Novogen must not, and must ensure that its affiliates other than the Company do not, deal, solicit entertain or discuss dealings with any intellectual property rights in the Field or in relation to any option compounds without giving the Company an exclusive first right to accept and an exclusive last right to match any such dealing. If the Company exercises its first right to accept or last right to match, Novogen must deal with the intellectual property rights in favor of the Company on the terms and conditions proposed. The Company has fifteen business days to exercise those rights and, if the Company fails to do so, Novogen may deal with those intellectual property rights in favor of a third party provided that the terms are no more favorable to that third party than those first offered to the Company or which the Company declined to match.

Protection of Intellectual Property

Novogen must act in good faith toward the Company in relation to its obligations under the License Option Deed and must ensure that all persons involved in any research or development work in the Field in relation to option compounds assign all intellectual property rights relating to the option compounds to Novogen. Novogen must also ensure that its affiliates, other than the Company, do the same. Novogen continues to be solely responsible for the maintenance of any patent rights in the option compounds, which it may maintain and enforce at its sole discretion and expense.

Development Reports

Novogen must provide to the Company from time to time, and in no event less frequently than every six months, development reports relating to the clinical trials and development of option compounds, and must notify the Company immediately of any regulatory approvals granted and assessments made by any government agency.

Term and Termination

The term of the License Option Deed is sixteen years from the commencement date of the agreement, unless terminated earlier. The Company may terminate the License Option Deed at any time on three months’ notice to Novogen. Either party may terminate the License Option Deed immediately at any time if the other party becomes the subject of certain bankruptcy proceedings, becomes unable to carry out the transactions contemplated by the agreement or breaches its obligations and does not cure such breach within twenty-one days notice.

Novogen may also terminate the License Option Deed immediately if a change of control, as defined in the license option License Option Deed, occurs without the consent of Novogen.

The Amended and Restated Services Agreement

In September 2003, Novogen, the Company and MEPL entered into an amended and restated services agreement (the “Services Agreement”) pursuant to which Novogen has agreed to provide a range of services to the Company, or ensure that its subsidiaries provide those services.

These services include providing general assistance and advice on research and development and commercializing phenoxodiol products and other compounds in which the Company may acquire intellectual property rights in the future, such as option compounds in relation to which the Company has exercised its rights under the License Option Deed.

Novogen’s obligations also include providing, within the agreed budgets described below, the Company’s needs with respect to secretarial, marketing, finance, logistics, administrative and managerial support. Novogen also plans, conducts and supervises pre-clinical and clinical trials with phenoxodiol and with other compounds in which the Company has intellectual property rights. Novogen provides scientific and technical advice on management of pre-clinical and clinical research programs undertaken by the Company and manages such research provisions. The Company has guaranteed the obligations of the Company’s subsidiary under the services agreement. See “Guarantee and Indemnity Agreement.”

Novogen may not sub-contract the provision of any part of the services without the Company’s prior written consent.

Fees for Services

The Company pays services fees to Novogen on a monthly basis in accordance with an agreed annual budget. At the beginning of each financial year Novogen prepares a budget estimate for the Company with respect to the percentage of time spent by Novogen’s employees and consultants in the provision of services to the Company in the previous financial year and any relevant considerations which are likely to influence the time spent for the following financial year. Each estimate must include the compensation paid by Novogen to each person expected to provide the services and the percentage of time Novogen expects those persons will spend on the Company’s business, the allocated on-costs attributable to each person, a premises rental charge and a charge for asset usage and general overheads. The total estimate is to be the sum of these charges plus a mark-up of 10%. The Company also pays Novogen’s reasonable out of pocket expenses incurred in providing the services to the Company. At the end of the fiscal year an adjustment is made to reflect actual costs incurred where they differ from budget.

Transactions giving rise to expenditures amounting to $3,054,000, were made under the Services Agreement with Novogen during the twelve months ended June 30, 2008. Of these amounts, $2,065,000, were related to service fees paid to Novogen for research and development services provided in the twelve months ended June 30, 2008,, reflecting the time spent by Novogen research staff on the development of phenoxodiol, triphendiol and NV-143. Additionally, $989,000 of the total expenditures during the twelve months ended June 30, 2008 related to costs incurred for administration and accounting services provided by Novogen.

At June 30, 2008, $429,000 was due and owing to Novogen under the Services Agreement.

Intellectual Property and Confidentiality

All intellectual property rights created by Novogen in the performance of the services for or at the request of the Company are licensed to the Company. Each party also has obligations to the other party to honor the other’s confidential information.

Termination

The Company may terminate its rights and obligations under the Services Agreement on three months’ written notice to Novogen. Either the Company or Novogen may terminate the Services Agreement immediately at any time if the other party becomes the subject of certain bankruptcy proceedings, becomes unable to carry out the transactions contemplated by the Services Agreement, breaches its obligations and does not cure such breach within twenty-one days notice or if a change of control in the other party occurs. Novogen may also terminate the Services Agreement immediately if a change of control, as defined in the Services Agreement, occurs without the consent of Novogen.

Guarantee and Indemnity Agreement

In May 2002, the Company entered into a guaranty and indemnity agreement (the “Guaranty and Indemnity Agreement”) with MEPL, Novogen, Novogen Research and Novogen Laboratories pursuant to which the Company has guaranteed the payment and performance of the obligations of MEPL, to Novogen and its subsidiaries, Novogen Laboratories and Novogen Research, under the Phenoxodiol License Agreement, the Manufacturing License and Supply Agreement and the Services Agreement. Novogen has guaranteed the performance of the obligations of Novogen Research under the Phenoxodiol License Agreement and the obligations of Novogen Laboratories under the Manufacturing License and Supply Agreement to MEPL. Each of the Company’s and Novogen’s obligations in the guarantee and indemnity agreement are absolute, unconditional and irrevocable.

Indemnification

The Company and Novogen have each agreed to indemnity the other if either of the Company’s respective subsidiaries default in the performance of any obligation under the Phenoxodiol License Agreement, the Manufacturing License and Supply Agreement or the Services Agreement. The defaulting party must indemnify the other against all losses, liabilities and expenses, including legal expenses on a full indemnity basis, incurred, directly or indirectly, as a result of that default. The party in default must pay the amount of those losses, liabilities and expenses on demand to the non-defaulting party. Furthermore, if MEPL defaults on its payment obligations, the Company must pay that money as directed by Novogen.

Termination

The Guaranty and Indemnity Agreement is a continuing obligation, and remains in full force until all the guaranteed obligations have been irrevocably paid and performed in full.

AUDIT COMMITTEE REPORT

The Audit committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended June 30, 2008. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of the Company’s financial statements. The Audit Committee is comprised of Mr. Stephen Breckenridge (chairman), Mr. Philip Johnston, Professor Bryan Williams and Professor Paul Nestel, each of whom is an independent director as defined by the applicable Nasdaq and SEC rules. The Audit Committee held 6 meetings during the fiscal year ended June 30, 2008.

In fulfilling its responsibilities, the Audit Committee appointed independent auditors BDO Kendalls (NSW) for the fiscal year ended June 30, 2008. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management the Company’s audited financial statements and the adequacy of the Company’s internal controls. The Audit Committee met with the independent auditors, without management present, to discuss the results of the Company’s independent auditor’s audits, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its practice of recommending that the Board of Directors ask the stockholders, at their annual meeting, to ratify their appointment of the independent auditors.

The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No 61 as amended by Statements on Auditing Standards No 90 (Communication with Audit Committees). The Company’s independent auditors have provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with the independent auditor and management the independent auditor’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2008 for filing with the SEC.

Mr. Stephen Breckenridge
Mr. Philip Johnston
Professor Bryan Williams
Professor Paul Nestel

INDEPENDENT AUDITORS’ FEES

The following presents aggregate fees billed to the Company for the fiscal years ended June 30, 2008 and June 30, 2007 by BDO Kendalls, the Company’s independent auditors and principle outside accountants for those fiscal years.

Audit Fees

Audit fees were $111,700 and $92,500 for the years ended June 30, 2008 and June 30, 2007, respectively. The fees were for professional services rendered for audits of the Company’s annual consolidated financial statements and for reviews of the Company’s quarterly reports on Form 10-Q.

Audit Related Fees

Audit Related Fees were $23,500 for the year ended June 30, 2008 and $10,000 for the year ended June 30, 2007 for professional services rendered in connection with the preparation of the Company’s Registration Statements on Form S-3.

Tax Fees

Tax fees were $55,000 and $2,670 for the years ended June 30, 2008 and June 30, 2007, respectively. Tax fees were incurred in connection with the preparation of tax returns.

All Other Fees

There were no other fees for the years ended June 30, 2008 or June 30, 2007.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedure for pre-approving all audit and non-audit services to be performed by the Company’s independent auditors. The policy requires pre-approval of all services rendered by the Company’s independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case by case basis.

The services provided for 2008 were 79% audit services, 17% audit related fees, 4% tax fees and 0% all other fees.

The services provided for 2007 were 88% audit services, 10% audit related fees, 2% tax fees and 0% all other fees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it with respect to the fiscal year ended June 30, 2008, all reports were filed on a timely basis except for the reports by (i) Christopher Naughton, the Company’s Chief Executive Officer and President with respect to his purchase of 1,400 shares of Common Stock in the open market on February 27, 2008 at a purchase price of $2.40 per share and 3,600 shares of Common Stock in the open market on February 29, 2008 at a purchase price of $2.40 per share, (ii) William D. Rueckert, a director of the Company, with respect to his sale of 11 shares of Common Stock in the open market on December 21, 2007 at a sale price of $2.40 per share, his sale of 989 shares of Common Stock in the open market on December 21, 2007 at a sale price of $2.50 per share, his purchase of 229 shares in the open market on March 7, 2008 at a purchase price of $2.22 per share and his purchase of 9,771 shares of Common Stock in the open market on March 8, 2008 at a purchase price of $2.25 per share, (iii) Bryan Williams, a director of the Company, with respect to his purchase of 5,000 shares of Common Stock in the open market on March 13, 2008 at a price of $2.52 per share, and (iv) David R. Seaton, Chief Financial Officer and Secretary of the Company, with respect to his purchase of 5,000 shares of Common Stock in the open market on March 13, 2008 at a price of $2.20 per share and (iv) William Rueckert in connection with his appointment as a member of the Company’s Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For the fiscal year ended June 30, 2008, the members of the Compensation Committee were Mr. Philip Johnston, Professor Bryan Williams, Mr. Stephen Breckenridge and Professor Paul John Nestel. All of the Compensation Committee members during the fiscal year ended June 30, 2008 were non-employee directors and not former officers. No member of the Compensation Committee had any relationships requiring disclosure by the Company pursuant to the SEC’s rules requiring disclosure of certain relationships and related party transactions. No executive officer of the Company has served on the Compensation Committee of any other entity that has, or has had, one or more executive officers serving as a member of the Company’s Board of Directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Mr. Philip Johnston
Professor Bryan Williams
Mr. Stephen Breckenridge
Professor Paul John Nestel.

CODE OF ETHICS

The Company has adopted a Code of Business and Ethics policy that applies to the Company’s directors and employees (including the Company’s principal executive officer and the Company’s principal financial officer), and has posted the text of the Company’s policy on its website at www.marshalledwardsinc.com.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in next year’s proxy statement, must submit such proposals in writing addressed to the Company’s Secretary and such proposals must be received at the Company’s executive offices at 140 Wicks Road, North Ryde Sydney NSW Australia 2113 no later than the close of business on June 26, 2009. Stockholder proposals for presentation at next year’s annual meeting which are not submitted in accordance with Rule 14a-8, will be considered untimely if such proposals are not received by the Company’s Secretary by the close of business on September 9, 2009.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one copy of the Company’s most recent Annual Report on Form 10-K and this Proxy Statement is delivered to two or more stockholders who share an address unless the Company or its agent has received contrary instructions from one or more of the stockholders. To request that separate copies of these documents be delivered, stockholders can contact the Company’s registrar or transfer agent by mail at: Computershare Investor Services LLC, P.O. Box A3504, Chicago, Illinois 60690-3504; or by telephone at: (312) 360-5494. You may also contact the

Company’s transfer agent if you received multiple copes of the annual meeting materials and would prefer to receive a single copy in the future.

GENERAL

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

A copy of the Company’s most recent Annual Report on Form 10-K is available on the Company’s website at www.marshalledwardsinc.com or can be made available without charge upon written request to: Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia, Attention: Secretary.

OTHER INFORMATION

The Company will pay all costs, estimated at $22,000, in the aggregate, of soliciting proxies for the Annual Meeting. Computershare Investor Services, LLC, the Company’s transfer agent, is assisting the Company in the mailing of the proxies for an approximate fee of $545. In addition to solicitation by mail, proxies may be solicited in person, by telephone, telecopy or other means, or by directors, officers and regular employees of the Company who will not receive additional compensation for such solicitations. Proxy cards and materials will also be distributed to beneficial owners of Common Stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses.

BY ORDER OF THE BOARD OF DIRECTORS

David R. Seaton
Chief Financial Officer and Secretary
Marshall Edwards, Inc.

Annex A

MARSHALL EDWARDS, INC.

2008 STOCK OMNIBUS EQUITY COMPENSATION PLAN

Section 1.  Purpose

The Plan authorizes the Compensation Committee to provide Advisors, Employees and Non-Employee Directors that are providing, or have agreed to provide, services to the Company or its Affiliates, who are in a position to contribute to the long-term success of the Company or its Affiliates, with Options to acquire Shares. The Company believes that this incentive program will cause those Advisors, Employees and Non-Employee Directors to increase their interest in the welfare of the Company and its Affiliates, and aid in attracting, retaining and motivating Advisors, Employees and Non-Employee Directors of outstanding ability.

Section 2.  Definitions

Capitalized terms used herein shall have the meanings set forth in this Section.

(a) “Advisor” shall mean advisors who render bona fide services to the Company or its subsidiaries where the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) “Affiliate” shall mean any Person which is included as a member with the Company in a controlled group of corporations, within the meaning of Code section 414(b), or which is a trade or business (whether or not incorporated) included with the Company in a group of trades or business under common control, within the meaning of Code section 414(c); provided, however, that in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code section 414(b), the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Code sections 1563(a)(1), (2) and (3), and in applying Treas. Reg. section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code section 414(c), the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. section 1.414(c)-2.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall have the meaning ascribed thereto in any effective employment or service agreement between the Company and the Grantee, or if no employment agreement is in effect that contains a definition of cause, then Cause shall mean a finding by the Compensation Committee, in its sole and absolute discretion, that the Grantee has (i) committed a felony or a crime involving moral turpitude, (ii) committed any act of gross negligence or fraud, (iii) failed, refused or neglected to substantially perform his duties (other than by reason of a physical or mental impairment) or to implement the directives of the Company, (iv) materially violated any policy of the Company, or (v) engaged in conduct that is materially injurious to the Company, monetarily or otherwise.

(e) “Change in Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors.

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

Notwithstanding the foregoing definition of Change in Control, the Compensation Committee may modify the definition of Change in Control for a particular Grant as it deems appropriate to comply with section 409A of the Code or otherwise.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(g) “Company” shall mean Marshall Edwards, Inc., a corporation organized under the laws of the State of Delaware.

(h) “Compensation Committee” shall mean the members of the Board appointed by the Board to serve as the Compensation Committee with responsibility for the administration of the Plan, or if no such members of the Board are appointed, then the Compensation Committee shall consist of all of the members of the Board. In any case, the Board shall approve and administer all grants made to Non-Employee Directors. The members of the Board appointed to serve as the Compensation Committee, if applicable, should consist of two or more Persons who are “outside directors” as defined under Code section 162(m), and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Compensation Committee” shall be deemed to refer to the Board or such subcommittee.

(i) “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of Code section 22(e)(3) or as otherwise determined by the Compensation Committee.

(j) “Employee” shall mean any individual that is providing, or has agreed to provide, services to the Company or an Affiliate of the Company as an employee.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Exercise Price” shall mean the purchase price of a Share subject to an Option, which shall not be less than the Fair Market Value of a Share as of the date an Option is granted.

(m) “Fair Market Value” of a Share on any given date, unless the Compensation Committee determines otherwise with respect to a particular Grant, shall mean (i) if the principal trading market for the Shares is a national securities exchange, the last reported sale price of a Share on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Shares are not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of a Share on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Shares are not publicly traded or, if publicly traded, are not so reported, the Fair Market Value per share shall be as determined by the Compensation Committee pursuant to any reasonable valuation method authorized under the Code.

(n) “Grant” shall mean a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards under the Plan.

(o) “Grant Letter” shall mean a letter, certificate or other agreement accepted by the Grantee, evidencing the making of a Grant hereunder and containing such terms and conditions, not inconsistent with the express provisions of the Plan, as the Compensation Committee shall approve.

(p) “Grantee” shall mean an Advisor, Employee or Non-Employee Director made a Grant under the Plan.

(q) “ISO” shall mean any Option or portion thereof that meets the requirements of an incentive stock option under Code section 422 and that is designated by the Compensation Committee to be an ISO.

(r) “Non-Employee Director” shall mean a member of the Board who is not an Employee.

(s) “Nonqualified Option” shall mean any Option or portion thereof that is not an ISO.

(t) “Options” shall refer to options issued under and subject to the Plan.

(u) “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Shares, as described in Section 9.

(v) “Person” shall mean an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

(w) “Plan” shall mean this Marshall Edwards Inc. 2008 Omnibus Equity Compensation Plan as set forth herein and as amended from time to time.

(x) “SAR” shall mean a stock appreciation right with respect to a Share.

(y) “Share” shall mean a share of common stock of the Company.

(z) “Stock Award” shall mean an award of Shares, with or without restrictions.

(aa) “Stock Unit” shall mean a unit that represents a hypothetical Share.

Section 3.  Shares Available under the Plan

(a) Shares Authorized.  Subject to the provisions of Section 13, the total number of Shares with respect to which Grants may be made under the Plan shall not exceed 7,000,000. If and to the extent Options or SARs granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the Shares subject to such Grants may again be available for purposes of the Plan.

(b) Individual Limits.  The maximum aggregate number of Shares that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 1,000,000 Shares, subject to adjustment as described in Section 13 below.

Section 4.  Administration of the Plan

(a) Authority of the Compensation Committee.  The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select the Advisors, Employees and Non-Employee Directors to whom Grants may be made;

(ii) to determine the number of Shares subject to each such Grant;

(iii) to determine the terms and conditions of any Grant made under the Plan;

(iv) to determine whether to accelerate the exercisability of any or all applicable outstanding Grants at any time for any reason;

(v) to determine the restrictions or conditions related to the delivery, holding and disposition of Shares acquired pursuant to a Grant;

(vi) to prescribe the form of each Grant Letter;

(vii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Compensation Committee may deem necessary or advisable to administer the Plan;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Grant, Grant Letter or other instrument hereunder; and

(ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Compensation Committee may deem necessary or advisable for the administration of the Plan.

All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Compensation Committee shall be final and binding on the Grantee, his or her beneficiaries and any other Person having or claiming an interest under such Grant.

(b) Manner of Exercise of Compensation Committee Authority.  Any action of the Compensation Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Affiliates, Grantees, or any Person claiming any rights under the Plan from or through any Grantee, except to the extent the Compensation Committee may subsequently modify, or take further action not inconsistent with, its prior action. If not specified in the Plan, the time at which the Compensation Committee must or may make any determination shall be determined by the Compensation Committee, and any such determination may thereafter be modified by the Compensation Committee. The express grant of any specific power to the Compensation Committee, and the taking of any action by the Compensation Committee, shall not be construed as limiting any power or authority of the Compensation Committee. The Compensation Committee may delegate to officers or managers of the Company or any Affiliate of the Company the authority, subject to such terms as the Compensation Committee shall determine, to perform such functions as the Compensation Committee may determine, to the extent permitted under applicable law.

(c) Limitation of Liability.  Each member of the Compensation Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any of its Affiliates, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the Compensation Committee, nor any officer or employee of the Company acting on behalf of the Compensation Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Compensation Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

Section 5.  Options

The Compensation Committee may grant Options to an Employee, Advisor or member of the Board upon such terms as the Compensation Committee deems appropriate. The following provisions are applicable to Options:

(a) Number of Shares.  The Compensation Committee shall determine the number of Shares that will be subject to each Grant of Options to an Employee, Advisor or member of the Board.

(b) Type of Option and Price.

(i) The Compensation Committee may grant ISOs or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. ISOs may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in section 424 of the Code. Nonqualified Options may be granted to Employees, Advisors or members of the Board.

(ii) The Exercise Price of Shares subject to an Option shall be determined by the Compensation Committee and may be equal to or greater than the Fair Market Value of a Share on the date the Option is granted. However, an ISO may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Code section 424, unless the Exercise Price per Share is not less than 110% of the Fair Market Value of a Share on the date of grant.

(iii) Each ISO shall provide that, if the aggregate Fair Market Value of the Shares on the date of the grant with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary of the Company, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Option.

(c) Option Termination.  Except as provided below, an Option may only be exercised while the Grantee is employed or engaged by the Company or any Affiliate as an Advisor, Employee or member of the Board. Unless otherwise determined by the Compensation Committee and set forth in a Grant Letter, Options shall terminate on the earliest of:

(i) the date on which the Grantee is no longer employed or engaged by the Company and any Affiliate on account of the Grantee’s termination for Cause. In addition, notwithstanding any other provisions of this Section 5, if the Compensation Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed or engaged by the Company and any Affiliate or after the Grantee’s termination of employment or engagement, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the Share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such Shares. Upon any exercise of an Option, the Company may withhold delivery of Share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture;

(ii) the 91st day following the date the Grantee is no longer employed or engaged by the Company and any Affiliate for any reason other than Cause, death, or Disability; provided, however, that in all cases the portion of any Option that is not vested on the date of termination of employment or engagement shall terminate immediately upon such termination;

(iii) the first anniversary of the date the Grantee’s employment or engagement by the Company and any Affiliate terminates on account of the Grantee’s death or Disability; provided, however, that the portion of any Option that is not vested on the date of such termination of employment or engagement shall terminate immediately upon such termination;

(iv) the fifth anniversary of the date of grant as set forth in the Grant Letter; and

(v) cancellation, termination or expiration of the Options pursuant to action taken by the Compensation Committee in accordance with Section 13.

For purposes of the Plan, employment or engagement by the Company and any Affiliate shall mean employment or service as an Employee, Advisor or member of the Board (so that, for purposes of exercising Options, a Grantee shall not be considered to have terminated his employment or engagement until the Grantee ceases to be an Employee, Advisor and member of the Board), unless the Compensation Committee determines otherwise.

(d) Exercise of Options.  Only the vested portion of any Option may be exercised. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Compensation Committee (i) in cash, (ii) unless the Compensation Committee determines otherwise, by delivering Shares owned by the Grantee and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Compensation Committee) to ownership of Shares having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Compensation Committee may approve. In addition, in the event the Compensation Committee so determines, to the extent an Option is at the time exercisable for vested shares of Company Stock, all or any part of that vested portion may be surrendered to the Company for an appreciation distribution payable in Shares with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the Shares subject to the surrendered portion exceeds the aggregate Exercise Price payable for those Shares. Shares used to exercise an Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the Shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Compensation Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such Shares.

(e) Grants to Non-Exempt Employees.  Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the

Compensation Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

Section 6.  Stock Awards

The Compensation Committee may issue or transfer Shares to an Employee, Advisor or member of the Board under a Stock Award, upon such terms as the Compensation Committee deems appropriate. The following provisions are applicable to Stock Awards:

(a) General Requirements.  Shares issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Compensation Committee. The Compensation Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Compensation Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Letter as the “Restriction Period.”

(b) Number of Shares.  The Compensation Committee shall determine the number of Shares to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such Shares.

(c) Requirement of Employment or Service.  If the Grantee is no longer employed or engaged by the Company or any Affiliate during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all Shares covered by the Grant as to which the restrictions have not lapsed, and those Shares must be immediately returned to the Company. The Compensation Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate.  During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Shares of a Stock Award except under Section 14(b) below. Unless otherwise determined by the Compensation Committee, the Company will retain possession of certificates for Shares of Stock Awards until all restrictions on such Shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the Shares subject to restrictions when all restrictions on such Shares have lapsed. The Compensation Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such Shares have lapsed.

(e) Right to Vote and to Receive Dividends.  Unless the Compensation Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote Shares of Stock Awards and to receive any dividends or other distributions paid on such Shares, subject to any restrictions deemed appropriate by the Compensation Committee, including, without limitation, the achievement of specific performance goals.

(f) Lapse of Restrictions.  All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Compensation Committee. The Compensation Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

Section 7.  Stock Units

The Compensation Committee may grant Stock Units, each of which shall represent one hypothetical Share, to an Employee, Advisor or member of the Board, upon such terms and conditions as the Compensation Committee deems appropriate. The following provisions are applicable to Stock Units:

(a) Crediting of Units.  Each Stock Unit shall represent the right of the Grantee to receive a Share or an amount of cash based on the value of a Share, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units.  The Compensation Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Compensation

Committee. The Compensation Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Requirement of Employment or Service.  If the Grantee is no longer employed or engaged by the Company or any Affiliate prior to the vesting of Stock Units, or if other conditions established by the Compensation Committee are not met, the Grantee’s Stock Units shall be forfeited. The Compensation Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Payment With Respect to Stock Units.  Payments with respect to Stock Units shall be made in cash, Shares or any combination of the foregoing, as the Compensation Committee shall determine.

Section 8.  Stock Appreciation Rights

The following provisions are applicable to SARs:

(a) General Requirements.  The Compensation Committee may grant SARs to an Employee, Advisor or member of the Board separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an ISO, SARs may be granted only at the time of the grant of the ISO. The Compensation Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per Share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a Share as of the date of Grant of the SAR.

(b) Tandem SARs.  In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of Shares that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Shares covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of Shares.

(c) Exercisability.  A SAR shall be exercisable during the period specified by the Compensation Committee in the Grant Letter and shall be subject to such vesting and other restrictions as may be specified in the Grant Letter. The Compensation Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed or engaged by the Company or Affiliate or during the applicable period after termination of employment or engagement as described in Section 5(c) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d) Grants to Non-Exempt Employees.  Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Compensation Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(e) Value of SARs.  When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Share on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a) above.

(f) Form of Payment.  The appreciation in a SAR shall be paid in Shares, cash or any combination of the foregoing, as the Compensation Committee shall determine. For purposes of calculating the number of Shares to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the SAR.

Section 9.  Other Stock-Based Awards

The Compensation Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 5, 6, 7 and 8 of the Plan) that are based on or measured by Shares, to any Employee, Advisor or member of the Board, on such terms and conditions as the Compensation Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Compensation Committee shall determine.

Section 10.  Dividend Equivalents

The Compensation Committee may grant Dividend Equivalents in connection Stock Units or Other Stock-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or Shares, and upon such terms as the Compensation Committee may establish, including, without limitation, the achievement of specific performance goals.

Section 11.  Qualified Performance-Based Compensation

The Compensation Committee may determine that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall be considered “qualified performance-based compensation” under Code section 162(m). The following provisions shall apply to Grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents that are to be considered “qualified performance-based compensation” under Code section 162(m):

(a) Performance Goals.

(i) When Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents that are to be considered “qualified performance-based compensation” are granted, the Compensation Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the performance period during which the performance will be measured, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Compensation Committee deems appropriate and consistent with the Plan and Code section 162(m).

(ii) The business criteria may relate to the Grantee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Compensation Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, shareholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(b) Establishment of Goals.  The Compensation Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m). The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Compensation Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(c) Announcement of Grants.  The Compensation Committee shall certify and announce the results for each performance period to all Grantees after the announcement of the Company’s financial results for the performance period. If and to the extent that the Compensation Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents for the performance period shall be forfeited or shall not be made, as applicable. If Dividend Equivalents are granted as “qualified performance-based compensation” under Code section 162(m), a Grantee may not accrue more than $1,000,000 of such Dividend Equivalents during any calendar year.

(d) Death, Disability or Other Circumstances.  The Compensation Committee may provide that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under Code section 162(m).

Section 12.  Deferrals

The Compensation Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Grantee in connection with any Stock Units or Other Stock-Based Awards. If any such deferral election is permitted or required, the Compensation Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Code section 409A.

Section 13.  Adjustment Upon Changes in Capitalization.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange or issuance of Shares or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar transactions or events, affects the Shares, then the Compensation Committee shall make such adjustment as is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, including adjustment in (i) the number and kind of Shares deemed to be available thereafter for Grants under Section 3, (ii) the number and kind of Shares that may be delivered or deliverable in respect of outstanding Grants, and (iii) the price per share or the applicable market value of such Grants. In addition, the Compensation Committee shall make such adjustments as are appropriate in the terms and conditions of, and the criteria included in, Grants (including, without limitation, cancellation of Grants in exchange for the in-the-money value, if any, of the vested portion thereof, cancellation of unvested Grants for no consideration, cancellation of out-of-the-money Grants for no consideration, substitution of Grants using securities of a successor or other entity, acceleration of the time that Grants expire, or adjustment of performance targets) in recognition of unusual or nonrecurring events (including, without limitation, a Change in Control or an event described in the preceding sentence) affecting the Company or any Affiliate of the Company or the financial statements of the Company or any Affiliate of the Company, or in response to changes in applicable laws, regulations or accounting principles. Any adjustments to outstanding Grants shall be consistent with Code section 409A or 424, to the extent applicable. Any adjustments determined by the Compensation Committee shall be final, binding and conclusive.

Section 14.  Restrictions on Shares.

(a) Restrictions on Issuing Shares.  No Shares shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Compensation Committee. The Compensation Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the Shares issued or transferred thereunder as the Compensation Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof.

(b) Transfer Restrictions.

(i) Nontransferability of Options.  Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (A) by will or by the laws of descent and distribution or (B) with respect to Grants other than ISOs, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other Person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(ii) Transfer of Nonqualified Stock Options.  Notwithstanding (i) above, the Compensation Committee may provide, in a Grant Letter, that a Grantee may transfer Nonqualified Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Compensation Committee may determine; provided that the Grantee receives no consideration for the transfer of the Nonqualified Option and the transferred Nonqualified Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Option immediately before the transfer.

(c) ISO Notice.  A Grantee shall notify the Company of any disposition of Shares acquired upon exercise of an ISO if such disposition occurs within one year of the date of such exercise or within two years of the date of grant of such ISO. The Company may impose such procedures as it determines may be necessary to ensure that such notification is made.

(d) Requirements for Issuance or Transfer of Shares.  No Shares shall be issued or transferred in connection with any Grant made hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Compensation Committee. The Compensation Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the Shares as the Compensation Committee shall deem necessary or advisable, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Compensation Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 15.  Withholding of Taxes.

All Grants made under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Grantee or other Person receiving or exercising Grants pay to the Company or any Affiliate the amount of any federal, state or local taxes that the Company or any Affiliate is required to withhold with respect to such Grants, or the Company or any Affiliate may deduct from other wages paid by the Company or any Affiliate the amount of any withholding taxes due with respect to such Grants. If the Compensation Committee so permits, a Grantee may elect to satisfy the applicable tax withholding obligation with respect to a Grant by having Shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Compensation Committee and may be subject to the prior approval of the Compensation Committee.

Section 16.  Consequences of a Change in Control.

(a) Notice and Acceleration.  Unless the Compensation Committee determines otherwise, effective upon the date of the Change in Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Compensation Committee may determine.

(b) Other Alternatives.  Notwithstanding the foregoing, in the event of a Change in Control, in addition to the actions described in Section 13, the Compensation Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Compensation Committee may (i) require that Grantees surrender their outstanding vested Options and SARs in exchange for one or more payments by the Company, in cash or Shares as determined by the Compensation Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Grantee’s unexercised, vested Options and SARs exceeds the Exercise Price of the vested Options or the base amount of the vested SARs, as applicable, (ii) provide for the cancellation of unvested Grants for no consideration, (iii) provide for the cancellation of out-of-the-money Grants for no consideration, (iv) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Compensation Committee deems appropriate, or (v) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change in Control or such other date as the Compensation Committee may specify.

Section 17.  General Provisions

(a) Grant Letter.  Each Grant shall be evidenced by a Grant Letter. The terms and provisions of such Grant Letters may vary among Grantees and among different Grants made to the same Grantee.

(b) No Right to Employment.  The making of a Grant in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee’s employment relationship with the Company or its Affiliates, or, until Shares are issued, any rights as a stockholder of the Company. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect. For purposes of the Plan, a sale of any Affiliate of the Company that employs or engages a Grantee shall be treated as the termination of such Grantee’s employment or engagement, unless the Grantee shall otherwise continue to provide services to the Company or another subsidiary of the Company as an employee or director.

(c) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Compensation Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(d) No Funding.  No Grantee, and no beneficiary or other Persons claiming under or through the Grantee, shall have any right, title or interest by reason of any Option to any particular assets of the Company or Affiliates of the Company, or any Shares allocated or reserved for the purposes of the Plan or subject to any Grant except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Plan.

(e) Governing Law; Jurisdiction.  The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. To the extent the Grantee is a party to an employment agreement with the Company or any of its subsidiaries that provides for binding arbitration of employment disputes, then any disputes between the Company and such Grantee arising under the Plan shall be arbitrated in accordance with the procedures set forth in such employment agreement.

(f) Compliance with Law.  The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to Persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that ISOs comply with the applicable provisions of Code section 422, that the Plan comply with the applicable provisions of Code section 162(m) and that, to the extent applicable, Grants be exempt from or comply with the requirements of Code section 409A. To the extent that any legal requirement of section 16 of the Exchange Act or Code sections 422, 162(m) or 409A as set forth in the Plan ceases to be required under section 16 of the Exchange Act or Code sections 422, 162(m) or 409A, that Plan provision shall cease to apply. The Compensation Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.

(g) Grants made in Connection with Corporate Transactions and Otherwise.  Nothing contained in the Plan shall be construed to (i) limit the right of the Compensation Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Compensation Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for awards made by such corporation. Notwithstanding anything in the Plan to the contrary, the Compensation Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options at a price necessary to retain for the Grantee the same economic value as the prior options.

Section 18.  Amendment or Termination

(a) Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

(b) No Repricing Without Stockholder Approval.  Notwithstanding anything in the Plan to the contrary, the Compensation Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit repricing of Options or SARs, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in accordance with the applicable stock exchange in which such shares of Company Stock are registered, as in effect from time to time; provided that an adjustment to an Option or SAR pursuant to Section 13 above shall not constitute a repricing of the Option or SAR.

(c) Stockholder Re-Approval Requirement.  If Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents are granted as “qualified performance-based compensation” under Section 11 above, the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 11, if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

(e) Termination and Amendment of Outstanding Grants.  A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Compensation Committee acts under Section 17(f) above. The termination of the Plan shall not impair the power and authority of the Compensation Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 17(f) above or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(f) Effective Date of the Plan.  The Plan shall be effective as of the date on which the stockholders approve the Plan.

Proxy — Marshall Edwards, Inc.
PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
(TUESDAY, DECEMBER 9, 2008)
Please sign, date and return promptly in the enclosed envelope.
     The undersigned hereby appoints Christopher Naughton and David R. Seaton and each of them, as proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, to vote your shares of Marshall Edwards, Inc. Common Stock at the Annual Meeting of Stockholders of Marshall Edwards, Inc. to be held on Tuesday, December 9, 2008, at 12:00 p.m. (local time) at the offices of Morgan Lewis & Bockius LLP, located at One Market, Spear Street Tower, San Francisco, California 94105, and at any adjournments thereof upon matters set forth in the Proxy Statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting.
     This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED, (II) FOR THE ADOPTION OF THE MARSHALL EDWARDS, INC. 2008 STOCK OMNIBUS EQUITY COMPENSATION PLAN AND (III) FOR THE RATIFICATION OF BDO KENDALLS AUDIT & ASSURANCE (NSW-VIC) PTY LTD AS AUDITORS.

Marshall Edwards, Inc.

MR. A. SAMPLE
DESIGNATION (IF ANY)	000000000.000 EXT 000000000.000 EXT
ADD 1	000000000.000 EXT 000000000.000 EXT
ADD 2	000000000.000 EXT 000000000.000 EXT
ADD 3
ADD 4
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Using a black ink pen mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☑
Annual Meeting Proxy Card
Please fold along the perforation, detach and return the bottom portion in the enclosed envelope.

A.	Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold
01	Christopher Naughton	☐	☐
02	William D. Rueckert	☐	☐

B.	Issues

The Board of Directors recommends a vote FOR the following proposals:

		For	Against	Abstain
2.	Adoption of the Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan	☐	☐	☐
3.	Ratification of appointment of BDO Kendalls Audit & Assurance (NSW-VIC) Pty Ltd as auditors.	☐	☐	☐

C.	Non-Voting Items
Change of Address — Please print new address below.

D. Authorized Signatures — This section must be completed for your instructions to be executed. — Date and Sign Below.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date — Please print date below (mm/dd/yyyy)	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box